UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 25, 2014

Digital River, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9625 West 76th Street, Eden Prairie, MN	55344
(Address of principal executive offices)	(Zip Code)

(952) 253-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Non-Employee Directors

On February 25, 2014, the Board of Directors approved the 2014 compensation program for our non-employee directors.  For 2014, each non-employee director will receive an annual cash retainer in the amount of $60,000.  Additional cash retainers will be paid for service as the non-executive chairman of the Board or as the chairman or a member of the Board’s committees, as follows:

•                           The Board’s non-executive chairman will receive a retainer of $50,000.

•                           The Audit Committee chairman will receive a retainer of $20,000 and non-chair members of the Audit Committee will receive a retainer of $5,000.

•                           The Compensation Committee chairman will receive a retainer of $15,000 and non-chair members of the Compensation Committee will receive a retainer of $4,000.

•                           The Nominating and Governance Committee chairman will receive a retainer of $10,000.

All cash retainers will be payable in quarterly installments.

In addition to the annual cash retainers, each non-employee director will receive a restricted stock grant at the date of the annual meeting of stockholders for a number of shares having a fair market value at the date of grant of $140,000.  These restricted stock grants will vest one year after the date of grant.  Each director may elect, at the date of grant, to defer delivery of 50% or 100% of the vested shares until the conclusion of his service on the Board.  In the event of a change in control of the Company, these restricted stock grants, together with previous unvested restricted stock grants to the non-employee directors, will become fully vested.

In addition, the directors will be reimbursed for out-of-pocket costs and expenses incurred in connection with Board or committee business, including travel and other expenses incurred in order to attend meetings.

The Board retained Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its consultant to provide advice to the Board regarding compensation of non-employee directors.  In connection with the Board’s consideration of the director compensation program, the consultant compiled and analyzed data from a peer group of companies with respect to director compensation.

Compensation of Executive Officers

On February 25, 2014, the Board and the Compensation Committee made determinations with respect to the compensation of our executive officers for fiscal 2014 and reviewed bonuses paid under our Performance Bonus Plan for fiscal 2013.

David C. Dobson, Chief Executive Officer.  Mr. Dobson’s salary remains unchanged at $600,000 per year.  Mr. Dobson was granted a performance-based award for 73,644 shares, which will be earned based upon the achievement of the Company’s three-year total shareholder return (TSR) performance test for the three-year period ending December 31, 2016, and if earned will vest in one installment at the end of the three-year performance period.  Mr. Dobson also received a restricted stock grant for 77,778 shares, which will vest in three equal annual installments on the first, second and third anniversaries of the grant date.  In accordance with his Employment Agreement dated February 28, 2013, Mr. Dobson received a cash bonus for the fiscal year ended December 31, 2013 of $500,000.

Theodore “Ted” R. Cahall, Jr., Executive Vice President and Chief Operating Officer.  Mr. Cahall’s salary remains unchanged at $400,000 per year.  Mr. Cahall was granted a performance-based award for 31,562 shares, which will be earned based upon the achievement of the Company’s three-year total shareholder return (TSR) performance test for the three-year period ending December 31, 2016, and if earned will vest in one installment at the end of the three-year performance period.  Mr. Cahall also received a restricted stock grant for 33,333 shares, which will vest in three equal annual installments on the first, second and third anniversaries of the grant date.  Mr. Cahall, whose employment with the Company commenced in October 2013, did not receive a cash bonus for the fiscal year ended December 31, 2013.

Thomas E. Peterson, Executive Vice President and General Manager of Commerce.  Mr. Peterson’s salary remains unchanged at $350,000 per year.  Mr. Peterson, whose employment with the Company commenced in November 2013, did not receive a performance-based award or a restricted stock award for 2014 or a cash bonus for the fiscal year ended December 31, 2013.

Stefan B. Schulz, Chief Financial Officer.  Mr. Schulz’s salary remains unchanged at $330,000 per year.  Mr. Schulz was granted a performance-based award for 22,488 shares, which will be earned based upon the achievement of the Company’s three-year total shareholder return (TSR) performance test for the three-year period ending December 31, 2016, and if earned will vest in one installment at the end of the three-year performance period.  Mr. Schulz also received a restricted stock grant for 23,750 shares, which will vest in three equal annual installments on the first, second and third anniversaries of the grant date.  In accordance with our Performance Bonus Plan, Mr. Schulz earned a cash bonus based on our performance for the fiscal year ended December 31, 2013 of $364,759, which was 116% of the target bonus amount.

Kevin L. Crudden, Senior Vice President and General Counsel.  Mr. Crudden’s salary remains unchanged at $290,000 per year.  Mr. Crudden was granted a performance-based award for 16,750 shares, which will be earned based upon the achievement of the Company’s three-year total shareholder return (TSR) performance test for the three-year period ending December 31, 2016, and if earned will vest in one installment at the end of the three-year performance period.  Mr. Crudden also received a restricted stock grant for 17,500 shares, which will vest in three equal annual installments on the first, second and third anniversaries of the grant date.  Mr. Crudden earned a cash bonus based on our performance for the fiscal year ended December 31, 2013 of $242,007, which was 116% of the target bonus amount.

The Compensation Committee retained Cook & Co. as its consultant to provide advice to the Committee regarding compensation of executive officers.  The consultant compiles information regarding executive compensation, including advice regarding the components and mix (short-term/long-term; fixed/variable; cash/equity) of the executive compensation programs of the Company and its “peer group” and analyzes the relative performance of the Company and the peer group with respect to the financial metrics used in the programs.  The consultant also provides information regarding emerging trends and best practices in executive compensation. In addition to information compiled by the consultant, the Committee also reviews general survey data compiled and published by third parties.

Performance-Based Shares

On February 25, 2014, the Board, at the recommendation of the Compensation Committee, granted performance-based shares to our named executive officers in the respective amounts described above.  The performance-based share program is generally administered by the Compensation Committee pursuant to the terms and conditions of our 2007 Equity Incentive Plan.  Performance-based shares are restricted stock awards that vest based on attainment of certain specified performance goals during a specified performance period.  With respect to performance-based shares intended to qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m), the applicable performance goals are based on performance measured in terms of one or more of the following objectives, which have been approved by our shareholders:  total shareholder return; earnings per share; stock price; return on equity; net earnings; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); return on assets; revenues; expenses; funds from operations (FFO); and FFO per share.  The Compensation Committee determines which performance objectives will apply to specific stock awards and establishes specific objective performance criteria at the time of grant.

The performance-based shares granted on February 25, 2014, will vest based on (a) the achievement of the Company’s three-year total shareholder return (TSR) performance test for the three-year period commencing January 1, 2014 and ending December 31, 2016 (the “Performance Period”), and (b) the executive officer’s continued service to the Company through the end of the three-year Performance Period.  TSR means the sum of (i)

the change in the market price of our common stock from January 1, 2014 to December 31, 2016, plus (ii) any dividends or dividend equivalents paid with respect to our common stock during the Performance Period.  Our TSR will be compared to, and the TSR-based shares will be earned based on our TSR relative to, the TSR of companies included in the Nasdaq Internet Index for the same Performance Period.  The TSR-based shares will be earned as follows:

If our TSR is:	TSR-based Shares Earned as % of TSR Award
In the bottom quartile of the Index companies	0%
At the 25% level of the Index companies	25%
At the 50% (median) level of the Index companies	100%
At or more than the 75% level of the Index companies	150%

If our TSR is between 25% and 50% or between 50% and 75% of the TSR of the Index companies, the number of TSR-based shares earned will be prorated in the ranges set forth above.

Performance Bonus Plan; Fiscal 2014 Cash Bonus Opportunities

Our named executive officers are eligible to participate in the Digital River, Inc. Performance Bonus Plan (the “Performance Bonus Plan”), which was adopted by the Board on February 28, 2013, and was approved by our stockholders at the 2013 annual meeting of stockholders on May 23, 2013.  The Performance Bonus Plan is generally administered by the Compensation Committee.

On February 25, 2014, the Compensation Committee set the targets and performance criteria for the fiscal 2014 cash bonus opportunities for the named executive officers under the Performance Bonus Plan.  For fiscal 2014, each named executive officer’s cash bonus opportunity is based upon the attainment of performance criteria relating to quarterly and annual corporate financial goals for fiscal 2014.  The fiscal 2014 weightings of the performance criteria are as follows: 50% based on attainment of annual revenue and EBITDA goals for the Company, and 50% based on attainment of quarterly revenue and EBITDA goals for the Company (12.5% for each fiscal quarter).  The annual and quarterly goals have been established as a part of the Performance Bonus Plan.  For the annual and each quarterly measurement period, the revenue goal will have a weight of 60% and the EBITDA goal will have a weight of 40%.

The following table sets forth the target cash bonus opportunity for each of the named executive officers for fiscal 2014.

Named Executive Officer	Target as Percent of Base Salary	Target Bonus
David C. Dobson	100%	$600,000
Theodore “Ted” R. Cahall, Jr.	100%	$400,000
Thomas E. Peterson	100%	$350,000
Stefan B. Schulz	100%	$330,000
Kevin L. Crudden	75%	$217,500

For each named executive officer, the amount of bonus earned will be based on how our actual financial performance compares to our operating plan for fiscal 2014 with respect to each of the performance criteria.  If we meet our operating plan, the named executive officers will earn 100% of their target bonuses.  If our financial performance significantly exceeds our operating plan, the bonuses earned by the named executive officers could exceed the target bonuses indicated above, up to a maximum of 150% of the target bonus.

Item 8.01.             Other Events.

The information in Item 5.02 is incorporated by reference into this Item 8.01 as if fully set forth herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

	By:	/s/ Stefan B. Schulz
	Name:	Stefan B. Schulz
	Title:	Chief Financial Officer

Date: February 28, 2014